Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
FOR IMMEDIATE RELEASE	Telefax: (781) 250-0115

Repligen Reports Third Quarter 2012 Financial Results

- Net Income Triples on 94% Increase in Bioprocessing Product Sales -

WALTHAM, MA – November 8, 2012 – Repligen Corporation (NASDAQ: RGEN) today reported financial results for its third quarter and year-to-date period ended September 30, 2012. The Company reported net income for the three-month period ended September 30, 2012 of $1,806,000 or $0.06 per diluted share, compared to $605,000 or $0.02 per diluted share for the same period in 2011, an increase of 199%. Total revenue for the three-month period ended September 30, 2012 was $15,104,000 compared to $8,631,000 for the same period in 2011, an increase of 75%. Revenue growth for the third quarter of 2012 was driven by the Company’s expanded bioprocessing business, which generated $11,123,000 in product revenue compared to $5,742,000 for the same period in 2011, an increase of 94%. Royalty and research revenue for the three-month period ended September 30, 2012, consisting primarily of royalty payments from Bristol-Myers Squibb on its U.S. sales of Orencia®, was $3,981,000 compared to $2,889,000 for the same period in 2011. September 30, 2012 marks the end of the third fiscal quarter for which the Company is reporting consolidated financial results since its acquisition of its subsidiary Repligen Sweden AB in December 2011.

“We continued to deliver strong financial performance during the third quarter and year-to-date, driven by increased revenue from our expanded bioprocessing business,” said Walter C. Herlihy, Ph.D., President and CEO of Repligen. “In August, we announced our decision to focus corporate strategy and resources on the growth of our profitable bioprocessing business. Our efforts are now directed toward achieving operational and financial excellence as a life sciences company providing high-value consumables to the global biomanufacturing market.”

Operating expenses for the three-month period ended September 30, 2012 were $12,917,000 compared to $8,079,000 for the same period in 2011, an increase of $4,838,000 or 60%. These operating expenses included an increase in cost of product revenue of $4,326,000 due to higher product sales, and an increase in selling, general and administrative expenses of $633,000 compared to the same three-month period in 2011. These increases were primarily due to the expansion of our business with the addition of Repligen Sweden AB. Research and development expenses decreased by $642,000 during the three-month period ended September 30, 2012 compared to the same period in 2011. This decrease was primarily due to lower spending on our clinical development programs as a result of our decision to focus on the growth of our core bioprocessing business. Cash and investments as of September 30, 2012 were $42,725,000 compared to $36,025,000 as of December 31, 2011.

For the nine-month period ended September 30, 2012, total revenue was $43,453,000 compared to total revenue of $22,191,000 for the same period in 2011, an increase of 96%. During the nine-month period ended September 30, 2012, product revenue increased by 142% and royalty and other revenue increased by 27%, compared to the same period in 2011.

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Repligen Reports Third Quarter 2012 Financial Results

November 8, 2012

Operating expenses for the nine-month period ended September 30, 2012 were $38,780,000 compared to $23,847,000 for the same period in 2011. Operating expenses for the nine-month period ended September 30, 2012 included an increase in cost of product revenue of $13,998,000 due to higher product sales, and an increase in selling, general and administrative expenses of $2,752,000 compared to the same period in 2011. These increases were primarily due to the expansion of our business with the addition of Repligen Sweden AB. Research and development expenses decreased by $2,229,000 during the nine-month period ended September 30, 2012 compared to the same period in 2011. Net income for the nine-month period ended September 30, 2012 was $4,603,000 or $0.15 per diluted share compared to a net loss of $1,482,000 or $0.05 per diluted share for the same period in 2011.

Based on current projections, the Company is reiterating its revenue and net income guidance for fiscal year 2012. The Company is estimating total revenue in the range of $55 million to $57 million, including bioprocessing product revenue in the range of $41 million to $43 million, for fiscal year 2012. The Company is also confirming its expectations for net profit in the range of $5 million to $7 million for fiscal year 2012.

Corporate Update

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On August 2, we announced our corporate decision to focus the Company’s efforts on our profitable bioprocessing business, considering its performance and opportunities for growth, and given the additional costs and resources necessary to achieve potential regulatory approval of our Phase 3 clinical product candidate RG1068. We are currently seeking development and commercialization partners for this pancreatic imaging agent, as well as our earlier stage central nervous system rare disease product candidates.

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On September 21, we announced the appointment of Jonathan I. Lieber to the position of Chief Financial Officer and Treasurer of Repligen, to lead Repligen’s financial activities, including its long-term financial strategy and risk management, as the Company has become a larger and more complex organization since the acquisition of Repligen Sweden AB. Mr. Lieber most recently held the position of CFO and Treasurer at Xcellerex, Inc., a supplier of bioprocessing products and disposable manufacturing technologies that was acquired by GE Healthcare in May 2012. In conjunction with this appointment, William J. Kelly was named Chief Accounting Officer of the Company.

Repligen’s Bioprocessing Business

Our acquisition of Novozymes Biopharma Sweden AB (now Repligen Sweden AB) in December 2011 positioned Repligen as a world-leading manufacturer of high-value consumable bioprocessing products. We currently manufacture and sell Protein A, growth factors and chromatography products, all of which are used in the production of biologic drugs (monoclonal antibodies, vaccines and other protein therapeutics). Demand for these bioprocessing products is driven by the continued expansion of the global market for biologics, particularly monoclonal antibodies.

Repligen is a leading large-scale manufacturer of Protein A, a critical reagent used in the production of monoclonal antibody therapeutics. We manufacture and sell multiple forms of bulk Protein A under long term supply agreements with large life sciences companies. These customers incorporate Protein A into their chromatography media products that they in turn sell to biopharmaceutical companies for

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Repligen Reports Third Quarter 2012 Financial Results

November 8, 2012

the production of monoclonal antibodies. Use of Protein A chromatography media is recognized as the established standard for highly efficient purification of monoclonal antibodies. Demand for Protein A is driven by the continued growth of the monoclonal antibody therapeutics market. Over 30 monoclonal antibodies are currently approved for commercialization, and an industry pipeline of over 300 monoclonal antibodies in clinical development is expected to generate additional approvals and global market expansion.

Our growth factor products are used to increase productivity during the fermentation (cell culture) stage of manufacturing biologic drugs. The use of growth factors results in improved yield of the final drug product. We obtained our growth factors through the acquisition of Repligen Sweden AB, and we expect this product line to benefit from increased market demand for cell culture supplements. Our primary growth factor product is LONG®R3IGF-1, a more biologically potent alternative to recombinant insulin. Repligen’s growth factor products are currently used in the manufacture of nine biologic drugs approved by the U.S. Food and Drug Administration (FDA).

Our proprietary chromatography products are sold directly to biopharmaceutical manufacturers. These products are utilized during the purification and quality control stages of biomanufacturing and include Repligen’s Protein A affinity chromatography media, our pre-packed OPUS® chromatography columns and our Protein A ELISA test kits. In the area of purification, we currently offer three types of Protein A media that are used in the manufacture of several approved monoclonal antibodies. We also sell our OPUS® pre-packed chromatography columns as a disposable technology alternative for manufacturers of clinical-stage or niche commercial biologics. In the area of quality control, our ELISA test kits are used to ensure the purity of monoclonal antibody products by detecting any leached Protein A during process monitoring and final product testing.

In total, we have a portfolio of over 15 bioprocessing products, many of which have been incorporated into established biopharmaceutical manufacturing processes. Consistent with our focus on the growth of our bioprocessing business, we are currently exploring opportunities to acquire synergistic bioprocessing companies and/or consumable bioprocessing products.

Conference Call

Repligen will host a conference call and webcast today, November 8, 2012, at 9:00 a.m. EST, to discuss its third quarter and year-to-date 2012 financial results and corporate developments. The live call can be accessed by dialing (800) 260-8140 for domestic callers or (617) 614-3672 for international callers. Dial-in participants must provide the passcode 85324503. Alternatively, an audio webcast will be accessible via the Investors section of Repligen’s website www.repligen.com. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Replay listeners must provide the passcode 97138968.

About Repligen Corporation

Repligen Corporation is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are a leading manufacturer of Protein A, a critical reagent used during the production

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Repligen Reports Third Quarter 2012 Financial Results

November 8, 2012

of monoclonal antibody therapeutics. We also supply several growth factor products used to increase cell culture productivity during fermentation. In the burgeoning area of disposable biomanufacturing technologies, we have developed and market a series of OPUS® pre-packed chromatography columns for use in clinical-stage and/or niche biologics manufacturing. In addition to our core bioprocessing business, we have a portfolio of clinical-stage partnering assets, including our pancreatic imaging agent in Phase 3 development and two central nervous system orphan drug candidates. Repligen’s corporate headquarters are located in Waltham, MA, USA; we have an additional manufacturing facility in Lund, Sweden. For more information, please visit our website at www.repligen.com.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements regarding future financial performance and position, our strategic decision to focus on the growth of our bioprocessing business, the future demand for our bioprocessing products, plans and objectives for future operations, our ability to successfully negotiate and consummate partnering transactions for our clinical stage assets, specifically RG1068, RG3039 and RG2833, plans and objectives for product development and acquisitions, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business; including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully negotiate and consummate development and commercialization partnerships for our portfolio of clinical-stage assets on acceptable terms, if at all; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; the success of current and future collaborative or supply relationships; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to successfully integrate Repligen Sweden AB; new approaches to the treatment of our targeted diseases; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

CONTACT:

Sondra S. Newman

Director Investor Relations

Repligen Corporation

(781) 419-1881

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Repligen Reports Third Quarter 2012 Financial Results

November 8, 2012

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue:
Product revenue	$11,123,236	$5,741,920	$32,125,076	$13,250,840
Royalty and other revenue	3,981,059	2,889,458	11,327,500	8,940,648

Total revenue	15,104,295	8,631,378	43,452,576	22,191,488

Operating expenses:
Cost of product revenue	6,418,962	2,092,815	19,036,762	5,038,713
Cost of royalty and other revenue	594,406	418,419	1,593,427	1,211,180
Research and development	2,433,043	3,074,625	8,147,164	10,376,357
Selling, general and administrative	3,126,244	2,493,093	9,973,013	7,220,847
Contingent consideration - fair value adjustments	343,932	—	343,932	—
Gain on bargain purchase	—	—	(314,244)	—

Total operating expenses	12,916,587	8,078,952	38,780,054	23,847,097

Income (loss) from operations	2,187,708	552,426	4,672,522	(1,655,609)
Investment income	95,807	52,247	156,747	187,482
Interest expense	7,205	—	(42,536)	(13,484)
Other (expense) income	(500,414)	—	67,145	—

Income (loss) before income taxes	1,790,306	604,673	4,853,878	(1,481,611)
Income tax (benefit) provision	(16,183)	—	250,954	—

Net income (loss)	$1,806,489	$604,673	$4,602,924	$(1,481,611)

Earnings (loss) per share:
Basic	$0.06	$0.02	$0.15	$(0.05)

Diluted	$0.06	$0.02	$0.15	$(0.05)

Weighted average shares outstanding:
Basic	30,948,062	30,796,797	30,841,344	30,800,510

Diluted	31,256,273	30,933,832	31,131,749	30,800,510

Comprehensive income (loss)	$3,913,569	$607,360	$6,068,700	$(1,478,924)

Balance Sheet Data:	Sept. 30, 2012	Dec. 31, 2011
Cash, cash equivalents and marketable securities*	$42,725,048	$36,024,531
Working capital	44,756,925	39,431,285
Total assets	84,896,632	76,056,814
Long-term obligations	2,156,867	2,606,293
Accumulated deficit	(114,686,061)	(119,306,614)
Stockholders’ equity	73,703,980	65,987,000

*	does not include restricted cash

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